UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 11, 2020

DELCATH SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-16133	06-1245881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1633 Broadway, Suite 22C, New York, New York 10019

(Address of principal executive offices, including zip code)

(212) 489-2100

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	DCTH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2020, the Board of Directors of Delcath Systems, Inc. (the “Company”) appointed Christine Padula to serve as the interim principal accounting officer of the Company, effective immediately.

Ms. Padula, 55, joined the Company as the Vice President of Finance on September 9, 2019 and was previously with medCPU, Inc. as the Vice President of Finance and Controller from 2015 to 2019.  Ms. Padula had a 19-year career with Siemens of which 17 years were with Siemens Financial Services, Inc. ultimately serving as the Vice President and Controller of the US division.  From 1987 to 1995, she had various senior and staff accountant roles. Ms. Padula earned her B.S. degree in Business Administration with a concentration in Accounting at Montclair State University in New Jersey.  Ms. Padula holds an inactive CPA license from the State of New Jersey.

There are no arrangements or understandings between Ms. Padula and any person pursuant to which Ms. Padula was appointed as interim principal accounting officer. There is no family relationship between Ms. Padula and any director or executive officer of the Company. There are no actual or proposed transactions between Ms. Padula or any of her related persons and the Company that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Ms. Padula will receive an increase to her base salary by $3,500 per month for the duration of her appointment, retroactive to June 1, 2020, as recognition for her increased responsibilities. Ms. Padula did not receive any equity awards in connection with her promotion.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed by the Company in a Current Report on Form 8-K filed with the Securities and Exchange Commission on June 5, 2020, William D. Rueckert resigned from the Board of Directors of the Company and as Chair of the Company’s Audit Committee, effective June 2, 2020.

Mr. Rueckert was an independent director of the Company and , as a result of his resignation, as of June 2, 2020, the Company no longer complied with the Nasdaq Listing Rule 5605(c)(2)(A), which requires that the Audit Committee be comprised of a minimum of three independent directors.  On June 11, 2020, the Board of Directors appointed Roger G. Stoll, an existing independent director of the Company, to serve as a member of the Audit Committee.  As a result of Mr. Stoll’s appointment to the Audit Committee, the Company has restored its compliance with Nasdaq Listing Rule 5605(c)(2)(A).

On June 12, 2020, in accordance with Nasdaq Listing Rules, the Company notified Nasdaq that the Company was not in compliance with Nasdaq Listing Rule 5605(c)(2)(A) as a result of Mr. Rueckert’s resignation and that the Company had cured its noncompliance with Nasdaq Listing Rule 5605(c)(2)(A) as a result of Mr. Stoll’s appointment to the Audit Committee.

Item 8.01	Other Events.

On June 11, 2020, the Board of Directors named Elizabeth Czerepak, a current independent director and member of the Audit Committee, as Chair of the Audit Committee and Roger G. Stoll, a current independent director, as a member of the Audit Committee. In addition to Ms. Czerepak and Mr. Stoll, independent director Steven Salamon also serves on the Audit Committee.  The information described in Item 3.01 above is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

DELCATH SYSTEMS, INC.

Date:  June 16, 2020 By: /s/ John Purpura

Name:  John Purpura

           Title:    Interim Chief Executive Officer